Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 80 to Registration Statement No. 33-72424 on Form N-1A of our report dated June 29, 2011, relating to the financial statements and financial highlights of the Financial Investors Trust (the “Trust”) including ALPS/Red Rocks Listed Private Equity Fund, ALPS/WMC Value Intersection Fund, Jefferies Asset Management Commodity Strategy Allocation Fund, Clough China Fund, ALPS/Kotak India Growth Fund, RiverFront Moderate Growth Fund, RiverFront Long-Term Growth & Income Fund, RiverFront Moderate Growth & Income Fund, RiverFront Long-Term Growth Fund, Vulcan Value Partners Fund and Vulcan Value Partners Small Cap Fund appearing in the Annual Report on Form N-CSR of the Trust for the year ended April 30, 2011, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
August 26, 2011